Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-138095 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Form S-8 of Leidos Holdings, Inc. of our report dated June 25, 2015, relating to the 2014 financial statements appearing in this Annual Report on Form 11-K of Leidos, Inc. Retirement Plan for the year ended December 31, 2015.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

June 21, 2016